UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center 1401McKinney Street, Suite 2400 Houston, Texas		77010
(Address of principal executive office)		(Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 20, 2012, QRE Operating, LLC (“OLLC”), a wholly owned subsidiary of QR Energy, LP (the “Partnership”), closed its previously announced acquisition of certain predominantly oil properties concentrated in the Ark-La-Tex area, with a small segment in Michigan, pursuant to the purchase and sale agreement dated March 19, 2012 (the “Purchase Agreement”), by and among OLLC, Prize Petroleum, LLC and Prize Pipeline, LLC, in exchange for $226 million in cash. The Purchase Agreement was previously included as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2012.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of March 19, 2012, by and among QRE Operating, LLC, Prize Petroleum, LLC and Prize Pipeline, LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed March 22, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden Title: Vice President and General Counsel

Dated: April 24, 2012